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                                                                   EXHIBIT 10.23


                    1998 SUPPLEMENTAL RETIREMENT INCOME PLAN

                                       OF

                   WYNN'S INTERNATIONAL, INC. AND SUBSIDIARIES


        The undersigned, Wynn's International, Inc., a corporation organized and doing business under the laws of the State of Delaware, does hereby institute and adopt the following 1998 Supplemental Retirement Income Plan of Wynn's International, Inc. and Subsidiaries.

        This Plan is intended to be an unfunded plan of deferred compensation for selected executive officers and other key employees of the Company. All benefits payable hereunder shall be payable solely from the general assets of the Company. No amounts shall be set aside for, credited to the account of, or otherwise made payable to any Participant.


                                    ARTICLE I

                                   DEFINITIONS


        When used herein and capitalized, the following words shall have the following meanings unless the context clearly indicates otherwise.

        Section 1.1 "Accrued Benefit" on any date shall mean the value of the Normal Retirement Benefit to which a Participant would be entitled, determined under Article V, expressed in the form of an annual benefit commencing at Normal Retirement Date.

        Section 1.2 "Actuarial Equivalent" shall mean the equivalent amount of a single-life annuity commencing at Normal Retirement Date, determined in accordance with the reasonable actuarial assumptions adopted by the Enrolled Actuary for the Wynn's International, Inc. Retirement Plan for the purpose of determining actuarial equivalents thereunder at the time the determination is made.

        Section 1.3 "Age" for any specified year shall be deemed to have been attained at the arrival of the birthday of the number of years in question.

        Section 1.4 "Board of Directors" means the Board of Directors of Wynn's International, Inc., a Delaware corporation.

        Section 1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.



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        Section 1.6 "Committee" means the Compensation Committee of the Board of
Directors.

        Section 1.7 "Company" or "Employer" means Wynn's International, Inc., a Delaware corporation, and all of its wholly-owned subsidiary corporations.

        Section 1.8 "Compensation" means the Participant's base salary expressed on an annualized basis, and excludes any compensation from (i) Participant's participation in any incentive compensation plan of Company, (ii) Participant's exercise of nonqualified stock options, (iii) Participant's receipt or vesting of restricted stock grants or performance shares, (iv) Participant's disqualifying disposition of an incentive stock option, or (v) relocation expenses paid to Participant.

        Section 1.9 "Effective Date" of this Plan shall mean August 5, 1998.

        Section 1.10 "Employee" means any person now or hereafter in the employ of the Company, but excluding directors who are not in the employ of the Company in any other capacity.

        Section 1.11 "Enrolled Actuary" shall mean a person who is enrolled by the Joint Board for the Enrollment of Actuaries under ERISA and who has been engaged by the Committee to make all necessary actuarial assumptions, opinions and determinations and to prepare valuations, statements, and reports under the Plan as required by ERISA.

        Section 1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        Section 1.13 "Fiduciary" shall be construed as including the term 'Named Fiduciary' as defined in ERISA, and any and all other persons or entities to the extent that they:

        (a) Exercise any discretionary authority or discretionary control respecting management or disposition of this Plan's assets;

        (b) Render investment advice for fee or other compensation, direct or indirect, with respect to any monies or other property of this Plan, or have any authority or responsibility to do so; or

        (c) Have any discretionary authority or discretionary responsibility in the administration of this Plan.

        Section 1.14 "Final Compensation" shall mean a Vested Participant's highest Compensation during any of such Participant's last three years of employment with the Company.

        Section 1.15 "Normal Retirement Age" shall mean the attainment of age sixty-five (65).



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        Section 1.16 "Normal Retirement Benefit" shall mean the Retirement
Benefit under this Plan to which a Vested Participant may be entitled, commencing at Normal Retirement Age.

        Section 1.17 "Participant" means any Employee who has been designated to become a Participant under this Plan.

        Section 1.18 "Plan" means the written 1998 Supplemental Retirement Income Plan of Wynn's International, Inc. and Subsidiaries set forth in this document and all subsequent amendments thereto.

        Section 1.19 "Plan Administrator" means the Committee, which shall also be the Named Fiduciary with respect to this Plan.

        Section 1.20 "Plan Year" means the consecutive twelve (12) month period commencing the first day of January of each year and ending the last day of December of each year.

        Section 1.21 "Retirement Benefit" means the retirement income benefits provided under this Plan to Participants.

        Section 1.22 "Total Disability" shall mean the total and permanent incapacity of a Participant to perform the usual duties of the position within the Company most recently held by the Participant, determined by the Committee in its sole discretion, after receiving a written report from a reputable, licensed physician or physicians approved by the Committee, who has or have examined the Participant after the occurrence of the sickness, accident, health or other physical or mental problem which is the basis of the disability.

        Section 1.23 "Vested Participant" means any Participant who has (i) completed ten (10) Years of Service or (ii) attained Normal Retirement Age.

        Section 1.24 "Year of Service" means a calendar year during which the Participant completes 1,000 or more Hours of Service with the Company. For this purpose, Hours of Service shall be calculated based upon guidelines and methods established by the Committee, and applied on a consistent basis.

        Section 1.25 The masculine gender shall include the feminine, and the singular shall include the plural.



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                                   ARTICLE II

                                    COMMITTEE


        Section 2.1   Appointment of Committee

        The Committee shall consist of at least three (3) members appointed by the Board of Directors. Any director of the Company is eligible to serve as a member of the Committee.

        Section 2.2   General Administrative Authority

        The Committee shall be the "Named Fiduciary" and administrator of the Plan, and except as otherwise provided, shall have the authority to control and manage the operation and administration of the Plan. The Committee shall make such rules, regulations, interpretations and computations, and shall take such other action to administer the Plan as the Committee may deem appropriate. The Committee may retain an Enrolled Actuary in order to assist the Company in estimating its future liability to Participants for benefits under this Plan. The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation and construction shall be final and binding on all parties, including but not limited to the Company, any Participant and any other person claiming benefits hereunder, except as otherwise provided by law. The Committee shall administer such terms and provisions in accordance with any and all laws applicable to the Plan.

        Section 2.3   Conflict of Interest of Committee Members

        In any matter affecting any member of the Committee in his individual capacity as a Participant hereunder, separate and apart from his status as a member of the group of Participants, such interested member shall have no authority or vote in the determination of such matter as a member of the Committee, but the Committee shall determine such matter as if the interested member were not a member of the Committee; provided, however, that this shall not be deemed to take from such interested member any of his rights hereunder as a Participant. In the event that the remaining members of the Committee should be unable to agree on any matter so affecting an interested member because of an equal division of voting, the Board of Directors shall appoint a temporary member of the Committee in order to create an odd number of voting members.

        Section 2.4   Records of Committee

        The Committee shall keep a record of all its proceedings and shall keep or cause to be kept all such books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Plan and properly to reflect the affairs thereof, and to determine the amount of vested and/or forfeitable interest of the respective Participants and the amount of all retirement benefits or other benefits



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

hereunder. Any person dealing with the Committee may rely on and shall incur no liability in relying on a certificate or memorandum in writing, signed by the secretary of the Committee or by a majority of the members of the Committee, as evidence of any action taken or resolution adopted by the Committee.

        Section 2.5   Bonding

        No bond or other security shall be required of the members of the Committee, unless otherwise specified by state or Federal law.

        Section 2.6   Indemnity of Committee

        Except to the extent imposed by law, neither the Committee nor any Fiduciary with respect to this Plan shall have the duty to question whether any other Fiduciary is fulfilling all of the legal responsibilities imposed upon such other Fiduciary and neither shall the Committee nor any other Fiduciary with respect to this Plan have any liability for breach of a fiduciary responsibility of another Fiduciary with respect to this Plan unless:

        (a) He participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary, knowing such act or omission is a breach of duty; or

        (b) By his failure to comply with the fiduciary obligations imposed upon him in the administration of his specific responsibility as a Fiduciary, he has enabled another Fiduciary to commit a breach of duty; or

        (c) He has knowledge of a breach by such other Fiduciary, and he does not make reasonable efforts under the circumstances to remedy such breach.

        The members of the Committee shall receive such compensation as may be approved by the Board of Directors from time to time for their services hereunder. The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.



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                                  ARTICLE III

                           PARTICIPATION OF EMPLOYEES


        Section 3.1   Board of Directors to Determine Participants

        (a) Any executive officer or other key employee whose continued service to the Company is considered to be essential to its productivity and continued financial success shall be eligible for consideration as a Participant under this Plan.

        (b) The Board of Directors shall convene at least annually to designate the executive officers and key employees who shall become Participants under this Plan. The Board of Directors shall give full consideration to the recommendations of the Chief Executive Officer of the Company in determining Participants hereunder, but such determination shall nevertheless be within the sole discretion of the Board of Directors.

        (c) All Employees of the Company who are hereafter designated as Participants shall participate in this Plan effective as of the first day of the first calendar month coincident with or next following such designation, unless otherwise provided in the designation.

        Section 3.2   Termination of Participation

        A Participant, once designated, shall continue to participate in this Plan until his death, Total Disability, retirement or other termination of employment, or unless sooner removed from participation by the Board of Directors; provided, however, any such removal from participation shall not result in the loss of any benefits which are fully vested in accordance with
Section 5.6(a) as of the date of such removal.



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                                   ARTICLE IV

                                RETIREMENT DATES


        Section 4.1   Retirement Dates

        A Participant's Retirement Date shall be the date of his actual retirement which may be his Normal, Early or Postponed Retirement Date, whichever is applicable.

        Section 4.2   Normal Retirement Date

        The Normal Retirement Date for each Vested Participant shall be the first day of the month coincident with or next following his attainment of age sixty-five (65) (his Normal Retirement Age), and on such date or at any time after such date, the Participant shall be entitled to retire.

        Section 4.3   Early Retirement Date

        A Participant may take Early Retirement prior to his Normal Retirement Date upon (i) the completion of ten (10) Years of Service with the Company and
(ii) the attainment of age fifty-five (55). The date of such actual retirement shall be his Early Retirement Date.

        Section 4.4   Postponed Retirement Date

        If a Participant continues in the employment of the Company beyond his Normal Retirement Date, the first day of the month coincident with or next following his actual retirement after his Normal Retirement Date shall be his Postponed Retirement Date. The Participant's benefit shall be calculated based on his Years of Service through his Postponed Retirement Date.



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                                   ARTICLE V

                               AMOUNT OF BENEFITS


        Section 5.1   Normal Retirement Benefit

        (a)    Retirement Benefit Formula:

               A Vested Participant, upon retiring at or after his Normal Retirement Date, shall be entitled to receive, subject to Sections 5.7 and 5.9, a supplemental Normal Retirement Benefit equal to the "Executive Service Benefit" (determined under Subsection (b) below), minus the "Benefit Offset Adjustment" (determined under subsection (c) below).

        (b) "Executive Service Benefit" shall be equal to one and eight tenths percent (1.8%) of Final Compensation for each Year of Service, provided that such Executive Service Benefit shall not exceed fifty percent (50%) of Final Compensation.

        (c)    "Benefit Offset Adjustment" shall be equal to the sum of:

               (i) the Vested Participant's employer-derived retirement benefit accrued under the Wynn's International, Inc. Retirement Plan and/or the Wynn's-Precision, Inc. Salaried Employees Pension Plan in its normal form of a single life annuity;

               (ii) the Vested Participant's employer-derived retirement benefit accrued under (A) the Wynn's 401(k) Plan and (B) the Wynn's International, Inc. Employees Savings and Investment Plan, including any benefit from the Prior Wynn Oil Account as defined in Section 2.30 of said Plan, each converted to a single life annuity which is the Actuarial Equivalent of such employer-derived retirement benefit;

               (iii) the primary social security amount actually paid to the Vested Participant under Title II of the Social Security Act, in effect at the time benefits first become payable to the Vested Participant under this Plan, and from time to time thereafter. It is the intent of this provision that if the Social Security amounts actually paid to a Vested Participant thereafter are modified (e.g. through the provision of periodic cost of living adjustments or the disallowance of Participant's eligibility for social security benefits), the Benefit Offset Adjustment hereunder to a Vested Participant shall be correspondingly increased or decreased; and



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               (iv)   employer-derived benefits previously paid or payable to
                      the Vested Participant under any other nonqualified retirement plan of the Company converted to a single life annuity payable at Normal Retirement Age which is the Actuarial Equivalent of all such amounts previously paid or payable under all other plans.

        Section 5.2   Early Retirement Benefit

        (a) While it is not contemplated that a Vested Participant will retire before his Normal Retirement Date, if a Vested Participant takes Early Retirement under the provisions of Section 4.3 of this Plan, then such Vested Participant shall be entitled to receive, subject to Section 5.9, the Executive Service Benefit calculated in accordance with Section 5.1, reduced, prior to reduction for the Benefit Offset Adjustment, in accordance with the schedule set forth below, less the Benefit Offset Adjustment set forth in Section 5.2(b):

                     Age at Time of                Percentage of Executive
                    Early Retirement               Service Benefit Payable
                    ----------------               -----------------------

                           55                                65%

                           56                                70%

                           57                                75%

                           58                                80%

                           59                                85%

                           60                                90%

                           61                                92%

                           62                                94%

                           63                                96%

                           64                                98%

                           65                               100%

        (b) If a Vested Participant retires before his Normal Retirement Date, the Benefit Offset Adjustment set forth in Section 5.1(c) shall be calculated as follows:



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               (i)    The employer-derived retirement benefit accrued under the
                      Wynn's International, Inc. Retirement Plan and/or the Wynn's-Precision, Inc. Salaried Employees Pension Plan will be calculated using the factors set forth in the respective plans as if the Vested Participant had retired and begun collecting benefits on his Early Retirement Date in the form of a single life annuity;

               (ii) the Vested Participant's employer-derived retirement benefit accrued under the Wynn's International, Inc. Employees Savings and Investment Plan, including any benefit from the Prior Wynn Oil Account shall be converted to a single life annuity which is the Actuarial Equivalent of such employer-derived retirement benefit and reduced for early retirement utilizing reasonable actuarial assumptions adopted by the Enrolled Actuary;

               (iii) the Benefit Offset Adjustment will include only amounts actually collected under Title II of the Social Security Act (e.g. if the Vested Participant's early retirement benefit commences prior to the date his benefits under Title II of the Social Security Act commence, the Benefit Offset Adjustment attributable to such benefits shall initially be zero, and shall increase when the payments under Title II of the Social Security Act commence, which shall correspondingly cause a decrease in the amount of monthly benefits under this Plan); and

               (iv) employer-derived benefits previously paid or payable to the Vested Participant under any other nonqualified retirement plan of the Company shall be converted to a single life annuity payable at Normal Retirement Age which is the Actuarial Equivalent of all such amounts previously paid or payable under all such plans and reduced for early retirement utilizing reasonable actuarial assumptions adopted by the Enrolled Actuary.

        (c) If a Vested Participant retires before his Normal Retirement Date at the request of the Board of Directors, then the Board of Directors in its sole discretion may elect to award to the Vested Participant so retiring, the Retirement Benefit calculated in accordance with Section 5.1 without reduction to account for the commencement of benefits prior to the Vested Participant's Normal Retirement Date. The Benefit Offset Adjustment applicable to such Vested Participant shall be as described in Section 5.2(b).

        Section 5.3   Postponed Retirement Benefit

        A Vested Participant who retires on a Postponed Retirement Date pursuant to Section 4.4 shall be entitled to receive, subject to Section 5.9, the Retirement Benefit



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calculated in accordance with Section 5.1, which has accrued as of his Postponed
Retirement Date, including Years of Service performed after his Normal
Retirement Date, without actuarial adjustment to account for the commencement of benefits after the Normal Retirement Date.

        Section 5.4   Disability Benefit

        (a) If the Committee determines, within its sole discretion, based upon competent medical advice, that a Vested Participant has incurred a Total Disability, within the meaning of Section 1.22, then such disabled Vested Participant shall be entitled to receive, subject to Sections 5.7 and 5.9, a Disability Benefit equal to one of the following:

               (i) If the Total Disability is incurred at or after the disabled Vested Participant has attained age 55, the Executive Service Benefit calculated in accordance with
                      Section 5.1(b) which has accrued as of the date of such Total Disability, without reduction for commencement of benefits before his Normal Retirement Date, less (i) the Benefit Offset Adjustment calculated in accordance with
                      Section 5.2(b) and (ii) any long-term disability benefits provided in whole or in part, directly or indirectly, by the Company expressed as an annual benefit for such period of time as such long-term disability benefits are paid to such disabled Vested Participant. Such Disability Benefit shall become payable as provided in Section 6.2.

               (ii) If the Total Disability occurs before the disabled Vested Participant has attained age 55, the Executive Service Benefit calculated in accordance with Section 5.1(b), which has accrued as of the date of such Total Disability, without reduction for commencement of benefits before his Normal Retirement Date, less (i) the Benefit Offset Adjustment calculated in accordance with Section 5.2(b) and (ii) any long-term disability benefits provided in whole or in part, directly or indirectly, by the Company expressed as an annual benefit for such period of time as such long-term disability benefits are paid to such disabled Vested Participant. Such Disability Benefit shall become payable on the first day of the month following such Vested Participant's fifty-fifth (55th) birthday or at such earlier date as may be approved by the Board of Directors in its sole discretion.

        (b) If a Vested Participant who has incurred a Total Disability later recovers and again becomes employed by the Company, the Disability Benefit of such Vested Participant shall cease as of the date he is reemployed by the Company. Subject to Section 3.2 he shall again become a Participant and



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               his Retirement Benefit under this Plan shall be reduced by an amount equal to the Actuarial Equivalent of amounts paid to him as a Disability Benefit.

        Section 5.5   Death Benefits

        If a Vested Participant dies after having attained age 55 while in the active employment of the Company and is survived by his spouse, it shall be presumed that the Vested Participant retired at the request of the Company pursuant to subsection (b) of Section 5.2 on the first day of the month of Vested Participant's death and that the Committee had approved a conversion of the life annuity to an Actuarial Equivalent joint and survivor annuity providing for a 100% continuation of income to the surviving spouse. The Committee, at its discretion, may approve another Actuarial Equivalent form of Retirement Benefit to the surviving spouse. If a Vested Participant dies before attaining age fifty five (55), no amounts shall be payable under this Plan, except as may be approved by the Board of Directors in its sole discretion.

        Section 5.6   Termination of Employment

        (a) When Vested. If a Participant's employment is terminated, either voluntarily or involuntarily, prior to his Normal Retirement Date, other than by reason of his death or Total Disability, and provided that (i) such Participant has completed at least ten
               (10) Years of Service and (ii) if eligible, such Participant does not take Early Retirement pursuant to Section 4.3, such Participant shall be entitled, based on Years of Service completed and Compensation earned through his last day of employment, to receive either:

               (i) Commencing on such Participant's Normal Retirement Date, his Normal Retirement Benefit calculated pursuant to
                      Section 5.1 as if such Participant had retired on his Normal Retirement Date; or

               (ii) commencing on the first day of any month coincident with or following such Participant's 55th birthday, his Early Retirement Benefit calculated pursuant to Section 5.2 as if the date specified by such Participant for the commencement of benefits hereunder were his Early Retirement Date.

        (b) When Not Vested. A Participant whose employment is terminated, either voluntarily or involuntarily, prior to his Normal Retirement Date and prior to his completion of ten (10) Years of Service shall cease to be a Participant and his Accrued Benefit, if any, shall be canceled and forfeited immediately, and he shall not be entitled to any other benefits hereunder.



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        Section 5.7   Benefits Upon Plan Termination

        If this Plan is terminated by the Board of Directors pursuant to Section 7.1, then benefits hereunder shall be determined as follows:

        (a) If a Participant has completed ten (10) or more Years of Service prior to the date this Plan is terminated, then such Vested Participant shall be entitled to receive the Retirement Benefit calculated in accordance with Section 5.1, which has accrued to the date of Plan termination.

        (b) If such Participant incurs a Total Disability prior to the termination of this Plan, the Disability Benefit provided under
               Section 5.4 shall be payable.

        (c) As to all other Participants, no benefits shall be payable hereunder, and such Participants shall immediately forfeit any and all interests under this Plan.

        Section 5.8   Service for Retirement Benefit Purposes

        For purposes of determining a Participant's Years of Service under this Article, all Years of Service following the effective date of a Participant's commencement of employment with the Company and prior to his removal from Participation under Section 3.2 (should such removal occur) shall be taken into account, including Years of Service rendered to a predecessor Company, if and to the extent granted by the Board of Directors in its sole discretion.

        Section 5.9   Acts Materially Detrimental to Company

        In the event that the Committee reasonably determines that a Participant including a Vested Participant who is otherwise entitled to receive benefits under this Plan, is acting or has acted in a manner which is materially detrimental, materially harmful, or otherwise materially unfavorable to the interests of the Company, then the Committee may terminate all further participation of such Participant under this Plan, may terminate all further benefit payments to or entitlements to benefit payment of such Participant under this Plan, and may forfeit any and all interests of such Vested Participant under this Plan, whether vested or unvested.

        Acts which may be considered materially detrimental, harmful or otherwise unfavorable to the interests of the Company shall include, but shall not be limited to any act of unfair competition; any use, divulgence or furnishing of material confidential information, trade secrets, or processes of the Company; any unauthorized use, disclosure or furnishing of any lists of customers or suppliers or information relating to customers or suppliers of the Company which is materially detrimental to the Company; any material unauthorized disclosure, divulgence, or furnishing of material information relating to any operation, process, business, program, properties, or employees of the Company; any illegal or unauthorized act or conduct which interferes with or disrupts any relationship



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

between the Company and its customers, suppliers, employees or any other persons having business dealings with the Company; or any act or conduct which materially and adversely affects the business reputation of the Company or its standing in the community.




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                                   ARTICLE VI

                                  DISTRIBUTIONS


        Section 6.1   Normal Form of Benefit Payments

        Unless an alternative form of benefit is elected by the Participant and approved by the Committee pursuant to Section 6.4, a retired Vested Participant shall be entitled to receive the annual Retirement Benefit as determined under
Section 5.1, 5.2 or 5.3, whichever is applicable, payable monthly in the form of a life annuity, commencing within sixty (60) days of his Normal Retirement Date, Postponed Retirement Date or Early Retirement Date, whichever is applicable; and terminating with the last monthly payment due prior to the death of the retired Vested Participant.

        Section 6.2   Disability Benefit Payments

        Unless an alternative form of benefit is elected by the Vested Participant and approved by the Committee pursuant to Section 6.4, in the case of a disabled Vested Participant who is entitled to receive the Disability Benefit determined under Section 5.4, such Disability Benefit shall be payable monthly in the form of a life annuity, commencing within sixty (60) days of the date of Total Disability; and terminating with the last monthly payment due prior to the death of the disabled Vested Participant, his reemployment by the Company as provided in Section 5.4(b), or his reemployment by any other company, unless the Committee, in its sole discretion, determines to continue such payments after his employment by any other company.

        Section 6.3   Death Benefit Payments

        Unless an alternative form of benefit is elected by the surviving spouse and approved by the Committee, pursuant to Section 6.4, in the case of a surviving spouse who is entitled to receive the Death Benefit determined under
Section 5.5, such Death Benefit shall be payable monthly in the form of a life annuity, commencing within sixty (60) days of the date of death of the Vested Participant; and terminating with the last monthly payment due prior to the death of the surviving spouse.

        Section 6.4   Alternative Forms of Benefit Payments

        In lieu of the forms of benefits provided for in Sections 6.1, 6.2, or 6.3, a Vested Participant or surviving spouse (in the case of the death of a Vested Participant) may elect to convert the form of benefit into any other alternative form of benefit (other than a lump sum benefit), which is the Actuarial Equivalent of the benefit otherwise payable.

        To be effective, the election of an alternative form of benefit must be approved by the Committee. An alternative form of benefit must be elected by a Vested Participant (or surviving spouse) at least thirty (30) days prior to the first payment of benefits, by the



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

proper application of the Vested Participant (or surviving spouse), subject to such rules and conditions uniformly and consistently applied as the Committee may provide. In the discretion of the Committee, the election may be made at any later date, if the Vested Participant furnishes evidence of good health satisfactory to the Committee.



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                                  ARTICLE VII

                        TERMINATION AND AMENDMENT OF PLAN


        Section 7.1   Plan Termination

        It is the expectation of the Company that it will continue this Plan indefinitely, but the continuance of this Plan is not assumed as a contractual obligation by the Company, and the right is reserved to the Company by action of the Board of Directors to discontinue this Plan at any time. In the event of termination of this Plan, the provisions of Section 5.7 shall apply, with respect to the amount of benefits payable, if any, upon Plan termination. Payment of benefits which are determined to be payable shall commence within sixty (60) days of his Normal Retirement Date, Postponed Retirement Date or Early Retirement Date, whichever is applicable; and terminating with the last monthly payment due prior to the death of the retired Vested Participant.

        Section 7.2   Continuance of Plan by Successor Business

        (a) In the event of the dissolution or liquidation of the Company, the sale by the Company of all or substantially all its assets, or the reorganization, merger or consolidation as a result of which the Company is not the surviving entity, the resulting successor person or persons, firm or corporation may continue this Plan by adoption of the same by resolution of its board of directors and by executing a proper adoption of this Agreement. If, within ninety (90) days from the effective date of such dissolution or sale of assets, such successor does not adopt this Plan as provided herein, this Plan shall automatically be terminated.

        (b) If, upon the occurrence of an event described in Section 7.2 (a) the obligations to Vested Participants under this Plan are not assumed by the resulting successor person or persons, firm or corporation, then, prior to such event, each Vested Participant shall be paid a lump sum cash benefit equal to the Actuarial Equivalent of the benefit to which such Vested Participant is entitled, taking into account the Vested Participant's Years of Service, Compensation, Age and other relevant factors as they exist on the date of such event.

        Section 7.3   Amendments

        The Company, by action of the Board of Directors, may at any time and from time to time amend this Plan, provided however that no changes may be made to a Participant's accrued benefits which have vested prior to the date of such amendment.

                                  ARTICLE VIII

                                  MISCELLANEOUS


        Section 8.1   Right of Company to Dismiss Employees

        Neither the action of the Company in establishing this Plan, nor any action taken by it or the Committee under the provisions hereof, not any provision of this Plan, shall be construed as giving to any Employee of the Company the right to be retained in its employ or any right to any payment whatsoever, except to the extent of the benefits provided for by this Plan. The Company expressly reserves the rights at any time to dismiss any Employee or Participant without any liability for any claim or for any payment whatsoever, except to the extent provided for or under this Plan or any written employment agreement between Company and Employee or Participant.

        Section 8.2   Notices of Participants to be Filed With Committee

        When provision is made herein that requires or permits a Participant to exercise any option or to make any selection, designation or determination, the action of each Participant shall be evidenced by a written notice thereof, signed by the Participant and any other necessary party, on a form, if any, furnished by the Committee for such purpose, and filed with the Committee, which shall not be effective until received by the Committee.

        Section 8.3   Context to Control

        The headings of Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text shall control.

        Section 8.4   Claims and Review Procedures

        (a)    Claims Procedure:

               A Participant or Beneficiary making a claim for benefits under this Plan shall make such claim in writing to the Committee on forms provided by the Committee. The claim shall be presented to the Committee at the address of the principal offices of the Company given in its last annual report.

               If the Committee denies a claim in whole or in part, it shall notify the Participant in writing of such denial within ninety
               (90) days after receipt of the claim. Such notice shall be written in a manner calculated to be understood by the Participant and shall include:

               (1)    The specific reason or reasons for the denial;

               (2) Specific references to pertinent Plan provisions on which the denial is based;

               (3) Description of any additional material or intermission necessary for the Participant to perfect the claim and explanation of why such material or information is necessary; and

               (4) Appropriate information as to the steps to be taken if the Participant wishes to submit his claim for review.

        (b)    Review Procedure

               The Committee shall establish a procedure by which a Participant or other person shall have an opportunity for a full and fair review of his claim for benefits and denial. The Named Fiduciary for purposes of review of denied claims shall be the Committee.

               Any person, or his duly authorized representative, whose claim for benefits under the Plan has been denied, in whole or in part, may request the Committee to review the claim. Such request must be made in writing on a form furnished by the Committee for such purpose, and shall include:

               (1)    A request for review of the denied claim;

               (2) The grounds upon which the request for review is based and any facts in support thereof; and

               (3) Any other issues or comments which the requesting party deems pertinent to the review.

               Such written request for review must be submitted to the Committee within sixty (60) days after the requesting party has received written notice of denial of his claim. The requesting party shall have the opportunity to review all documents pertinent to his claim and request for review.

               The Committee shall make such review and render its decision in writing within sixty (60) days after receipt of a written request for review. The Committee's written decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to pertinent provisions of the Plan on which the decision is based.

               Under special circumstances, an extension of time may be required by the Committee, in which case its decision shall be rendered as soon as possible, but not later than 120 days after receipt of a written request for review. Prior to the commencement of the extension of time, the

               Committee shall notify the requesting party that an extension of time is required. If the decision on review is not furnished to the claimant within the appropriate time period, then the claim shall be considered denied on review.

        Section 8.5   Law Governing and Severability

        (a) Except as specifically provided by Federal law, this Plan shall be construed, regulated and administered under the laws of the State of California, and the Committee shall be liable to account only in the courts of that State.

        (b) In the event any provisions of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, which shall be fully severable, and this Plan shall be construed and enforced as if such illegal or invalid provisions had never been inserted.

        This 1998 Supplemental Retirement Income Plan of Wynn's International, Inc. and its Subsidiaries shall be effective as of August 5, 1998.



                                        WYNN'S INTERNATIONAL, INC.



                                        By          /s/ James Carroll
                                            ------------------------------------
                                            James Carroll
                                            Chairman of the Board and Chief
                                            Executive Officer

                                        By      /s/ Wendy K. K. Nishikawa
                                            ------------------------------------
                                              Wendy K. K. Nishikawa
                                              Secretary



Dated at Orange, California, this 5th day of August 1998.



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